UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 3, 2005, Graco Inc. (the “Company”) borrowed $50 million under its December 31, 2004 Credit Agreement with Wachovia Bank, National Association (the “Wachovia Credit Agreement”), at the prime rate of 5.5% in anticipation of funding the Company’s acquisition of Gusmer Corporation and Gusmer Europe, S.L. On February 4, the Company completed the acquisition, using the full amount borrowed under the Wachovia Credit Agreement, together with other sources of cash, to pay the purchase price. Also, on February 4, the Company repaid to Wachovia $8 million of the amount borrowed on February 3. On February 7, the Company borrowed an additional $3 million under the Wachovia Credit Agreement and converted that debt and the debt of $42 million outstanding since February 3, into a LIBOR-based contract at the rate of 3.07% with a 30-day term, payable on March 9, 2005.

The Company expects to continue to borrow and pay back debt under the Wachovia Credit Agreement using LIBOR- and prime rate-based advances as needed to fund ongoing operations. The maximum amount that may be outstanding at any time under this credit facility is $50 million.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.
Date:	February 9, 2005	By:	\s\Robert M. Mattison
Robert M. Mattison
		Its:	Vice President, General Counsel and Secretary